Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Frequency Electronics, Inc.

Mitchel Field, New York

We have issued our report dated August 2, 2024 with respect to the consolidated financial statements included in the Annual Report of Frequency Electronics, Inc. on Form 10-K for the year ended April 30, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Frequency Electronics, Inc. on Form S-8 (Nos. 333-08901, 333-40506, 333-140938, 333-156600, 333-42233 and 333-188952).

/s/ GRANT THORNTON LLP.

Melville, New York

August 2, 2024